Exhibit 5

Jenkens & Gilchrist
	a professional corporation	Austin, Texas
(512) 499-3800

Chicago, Illinois
	1401 McKinney Suite 2600 Houston, Texas 77010	(312) 425-3900 Dallas, Texas (214) 855-4500

Los Angeles, California
	(713) 951-3300 Facsimile (713) 951-3314	(310) 820-8800
Pasadena, California
Donald W. Brodsky (713) 951-3341 dbrodsky@jenkens.com	www.jenkens.com	(626) 578-7400 San Antonio, Texas (210) 246-5000

Washington, D.C.
(202) 326-1500
April 18, 2006
Denbury Resources Inc.
5100 Tennyson Pkwy., Ste. 1200
Plano, Texas 75024
Ladies and Gentlemen:
     We have acted as securities counsel to Denbury Resources Inc., a Delaware corporation (“Denbury”), in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed by Denbury with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering up to $143,750,000 of shares of Denbury common stock, par value $.001 per share (the “Shares”), to be offered in an underwritten public offering.
     In connection with this opinion, we have examined and relied upon the accuracy of original, certified or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinion set out below, including (i) the Registration Statement and the form of prospectus included therein, (ii) copies of resolutions of Denbury’s board of directors authorizing the issuance of the Shares and the filing of the Registration Statement, (iii) the Restated Certificate of Incorporation and Bylaws of Denbury, as amended (if applicable), and (iv) such other records, documents, opinions, and instruments as in our judgment are necessary or appropriate to enable us to render this opinion. We have made such legal and factual determinations as we have deemed relevant. In addition, we have reviewed such questions of law as we have considered appropriate.
     In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In addition, we have

Jenkens & Gilchrist
A PROFESSIONAL CORPORATION
Denbury Resources Inc.
April, 18, 2006

     assumed, and without independent investigation have relied upon, the factual accuracy of the representations, warranties and other information contained in the items we examined.
     We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be automatically effective upon filing under the Act and comply with all applicable laws, and (ii) the Shares, when issued, will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement.
     Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares are duly authorized, and when issued to and paid for by the underwriters, will be validly issued, fully paid and nonassessable.
     The foregoing opinion is limited to the laws of the United States of America and the Delaware General Corporation Law.
     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, this firm does not admit that it is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
     The opinion expressed herein is given as of the date hereof and we undertake no obligation to supplement this opinion if any applicable law changes after such date or if we become aware of any facts that might change the opinion expressed herein after such date or for any other reason.

Respectfully submitted, Jenkens & Gilchrist, A Professional Corporation
By:	/s/ Donald W. Brodsky
Donald W. Brodsky